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                                                                EXHIBIT h(7)(ii)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among ReliaStar Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING Variable Portfolios Inc. (ING VPI) an open-end management investment company and corporation organized under the laws of the State of Maryland, and ING Funds Distributor, LLC (the "Distributor" (formerly known as ING Funds Distributor, Inc.)), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May 1, 2002 (the "Participation Agreement").

         WHEREAS, effective on July 15, 2003, the Company wishes to amend the Participation Agreement with respect to the Contracts and Separate Accounts as listed on Schedule A to include additional contracts funded by the Separate Accounts.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended to reflect the current contracts and separate accounts by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this 22nd day of September 2003.

                                  RELIASTAR LIFE INSURANCE COMPANY

                                  By: /s/ Lawrence D. Taylor
                                      --------------------------------
                                  Name: Lawrence D. Taylor
                                  Title: Vice President and Actuary

                                  ING VARIABLE PORTFOLIOS, INC.

                                  By: /s/ Michael J. Roland
                                      ---------------------------------
                                  Name: Michael J. Roland
                                  Title: Executive Vice President

                                  ING FUNDS DISTRIBUTOR, LLC

                                  By: /s/ Michael J. Roland
                                      ---------------------------------
                                  Name: Michael J. Roland
                                  Title: Executive Vice President

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                                   SCHEDULE A

                        CONTRACTS AND SEPARATE ACCOUNTS

SEPARATE ACCOUNT(S)                            CONTRACTS:

ReliaStar Select*Life Variable Account         FlexDesign VUL
(October 11, 1984)                             Variable Accumulation VUL
                                               Variable Estate Design VUL
                                               ING Protector Elite VUL
                                               ING Investor Elite VUL

Separate Account N of ReliaStar                Advantage SM
Life Insurance Company                         Advantage Century SM
(October 1, 2002)                              Advantage Century PlusSM

As amended effective July 15, 2003